Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Systems Reports First Quarter Fiscal 2023 Results

First Quarter Highlights Include:
Bookings of $266.9M yielding book-to-bill of 1.17
Record backlog of $1.08 billion
Continues to be well positioned for strong FY23

ANDOVER, Mass. November 1, 2022 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the first quarter of fiscal 2023, ended September 30, 2022.
Management Comments
“Mercury’s bookings increased 34% year-over-year in the first quarter, following 27% growth in the fourth quarter of fiscal 2022,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “Driven by the strong bookings, our book-to-bill reached 1.17 in the quarter, generating a 1.14 book-to-bill over the last twelve months, while backlog grew 22% year-over-year. We expect to deliver stronger financial performance in the second quarter and we're raising the low end of our full-year guidance for revenue and adjusted EBITDA as a result.
“We believe we are entering a multi-year period of accelerated growth and profitability, similar to post-sequestration. We expect the first quarter will be the low water mark for organic revenue growth and cash flow in fiscal 2023, setting the stage for strong fiscal 2023 bookings, positive book-to-bill and a return to organic growth in the second quarter and for fiscal 2023 as a whole.”
First Quarter Fiscal 2023 Results
Total Company first quarter fiscal 2023 revenues were $227.6 million, compared to $225.0 million in the first quarter of fiscal 2022. The first quarter fiscal 2023 results included an aggregate of approximately $11.8 million of revenue attributable to the Avalex Technologies and Atlanta Micro acquired businesses.

Mercury Reports First Quarter Fiscal 2023 Results, Page 2

Total Company GAAP net loss for the first quarter of fiscal 2023 was $14.3 million, or $0.26 per share, compared to $7.1 million, or $0.13 per share, for the first quarter of fiscal 2022. Adjusted earnings per share (“adjusted EPS”) was $0.24 per share for the first quarter of fiscal 2023, compared to $0.41 per share in the first quarter of fiscal 2022.
First quarter fiscal 2023 adjusted EBITDA for the total Company was $31.2 million, compared to $38.3 million for the first quarter of fiscal 2022.
Cash flows from operating activities in the first quarter of fiscal 2023 were $(66.0) million, compared to $(2.0) million in the first quarter of fiscal 2022. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $(73.4) million for the first quarter of fiscal 2023 and $(7.4) million for the first quarter of fiscal 2022.
All per share information is presented on a fully diluted basis.
Bookings and Backlog
Total bookings for the first quarter of fiscal 2023 were $266.9 million, yielding a book-to-bill ratio of 1.17 for the quarter.
Mercury’s total backlog at September 30, 2022 was $1.08 billion, a $193.1 million increase from a year ago. Of the September 30, 2022 total backlog, $694.6 million represents orders expected to be recognized as revenue within the next 12 months.
Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2023. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the First Quarter and Fiscal 2023 Earnings Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance. All references in this press release to the second quarter of fiscal 2023 and full fiscal 2023 are to the quarter ending December 30, 2022 and to the 52-week period ending June 30, 2023.

For the second quarter of fiscal 2023, revenues are forecasted to be in the range of $225.0 million to $240.0 million. GAAP net loss for the second quarter is expected to be approximately $10.3 million to $6.2 million, or $0.18 to $0.11 per share, assuming no incremental other non-operating adjustments, or non-recurring financing in the period, and approximately 56.4 million
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Mercury Reports First Quarter Fiscal 2023 Results, Page 3

weighted average diluted shares outstanding. Adjusted EBITDA for the second quarter of fiscal 2023 is expected to be in the range of $38.0 million to $42.0 million. Adjusted EPS is expected to be in the range of $0.31 to $0.36 per share.
For the full fiscal year 2023, revenues are forecasted to be in the range of $1.01 billion to $1.05 billion, and GAAP net income of $14.8 million to $24.7 million, or $0.26 to $0.44 per share, assuming no incremental other non-operating adjustments, or non-recurring financing in the period, and approximately 56.6 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $202.5 million to $215.0 million, and adjusted EPS for the full fiscal year is expected to be approximately $1.93 to $2.10 per share.
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Mercury Reports First Quarter Fiscal 2023 Results, Page 4

Recent Highlights
October—Mitch Stevison, the former Chief Growth Officer who joined Mercury in October 2021 from Raytheon, assumed the role as EVP and President of our Processing Division reporting to CEO Mark Aslett on October 31. In addition to his experience leading our growth organization, Mr. Stevison brings a deep understanding of our customer base and a strong track record of driving both growth and execution in his previous roles at Lockheed Martin and Raytheon.
September – Mercury introduced the Model 5560, its next-generation 3U OpenVPX™ SOSA™ aligned co-processing board that is the first to be powered by the AMD Xilinx Versal® HBM series with integrated high-bandwidth memory. Many existing defense systems use field programmable gate arrays (FPGAs) as co-processers to accelerate data processing at the edge, but they run into bottlenecks when data is transferred to memory that is positioned elsewhere on the board, which delays decision making. Mercury’s Model 5560 is directly integrated with the on-chip HBM via the Versal Programmable Network-On-Chip, resulting in up to an 8x increase in bandwidth and 63% lower power compared to a system using external memory.
September – Mercury announced that Allen Couture would join the company as Senior Vice President of Execution Excellence on October 3, 2022. In this customer-centric role reporting to Mercury CEO Mark Aslett, Mr. Couture will have a matrixed responsibility for engineering, supply chain, operations, quality, and program management to ensure Mercury has systems, processes, and talent that can scale to support Mercury’s growth strategy.
August – Mercury introduced its new Rugged Data Storage (RDS) system. The data center-class, all-flash network-attached storage system is ruggedized for mission-critical aerospace, defense, and commercial edge applications and is designed for low-latency, scalability, and security. Developed in collaboration with VAST Data Federal, RDS changes the paradigm for enterprise storage with a universal, single-tier flash cloud for all types of data that eliminates bottlenecks and complex storage tiering traditionally done with hard disk drives and other media.
August – Mercury introduced its new Model 8258 development platform based on a dual AMD-Xilinx Versal® AI Core device. Incorporating Mercury’s previously announced SCFE6931 signal processing module, this ready-to-run, proven platform enables engineers to start application development right “out of the box,” saving them valuable time and reducing project risk.
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Mercury Reports First Quarter Fiscal 2023 Results, Page 5

August – Mercury announced it received a $12 million order from a leading defense prime contractor to provide advanced trusted and secure manufacturing and packaging for their GPS modules. The GPS modules will enable precision munition capabilities for the U.S. Army. The order was booked in the Company’s fiscal 2022 fourth quarter and is expected to be shipped over the next several quarters.
July – Mercury announced it was selected by Leonardo UK to provide multiple radar test and simulation systems to factory-test Leonardo’s innovative E-scan radar. The Company will also provide additional systems to support, maintain, and prepare deployed aircraft for specific mission profiles using Mercury’s flexible programming environment. This contract follows a previous one awarded by Leonardo to Mercury in 2019 to design and manufacture the next generation of processing technology for Leonardo’s E-Scan radar being developed in the UK.
July – Mercury announced it was awarded an $8 million contract from a leading aerospace and defense company to design and develop video switching technology for an intelligence, surveillance, and reconnaissance (ISR) application for rotary-wing aircraft. The contract was received on April 1, 2022, has an estimated lifetime value of approximately $25 million, and is expected to be delivered over the next several quarters.
July – Mercury announced that its new mPOD, a rapidly reprogrammable electronic attack (EA) training system designed to train pilots using realistic, near-peer jamming capabilities, is currently undergoing final flight testing. To sharpen their combat skills, pilots need to train in mock air-to-air combat with other pilots operating as adversaries. Using mPOD, “adversary” pilots can emulate enemy jamming techniques accurately, conditioning aircrews to evolving threat scenarios and better preparing them for real combat.
July – Mercury announced it received a $56 million contract award from a leading defense prime contractor to facilitate the rapid data processing requirements for a defense radar application. The award was received in the Company’s fiscal 2022 fourth quarter and is expected to be delivered over the next several quarters. Advanced radar systems, equipped with the processing power of Mercury’s rugged servers, sort and analyze immense amounts of sensor data at the edge to enable rapid and reliable situational awareness and early warning for defense platforms, weapons systems, and their crews.
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July – Mercury announced that its Jannson Data-At-Rest (JDAR) encryptor was certified by the National Security Agency (NSA) to protect stored data classified secret and below. Fully certified as an NSA Type-1 cryptographic module and developed in collaboration with the Department of Defense, the encryptor offers an innovative approach to the growing need for data-at-rest protection in an ultra-low size, weight, and power form factor while providing high throughput, ruggedization, and anti-tamper protection.
Conference Call Information
Management will host a conference call and simultaneous webcast at 5:00 p.m. ET on Tuesday, November 1, 2022, to discuss Mercury's quarterly financial results, business highlights and outlook. In addition, Company representatives may answer questions concerning business and financial developments and trends, the Company's view on earnings forecasts, and other business and financial matters affecting the Company, the responses to which may contain information that has not been previously disclosed.
To attend the conference call or webcast, participants should register online at ir.mrcy.com/events-presentations. Participants are requested to register a day in advance or at a minimum 15 minutes before the start of the call. A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A
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Mercury Reports First Quarter Fiscal 2023 Results, Page 7

reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
About Mercury Systems – Innovation That Matters®
Mercury Systems is a technology company that delivers commercial innovation to rapidly transform the global aerospace and defense industry. From data to decision, silicon to systems, A&D leaders turn to the products, services, technologies and people that comprise the secure, end-to-end Mercury processing platform—the exponential power that connects customers to what matters most. Innovation That Matters®. By and For People Who Matter. To learn more, visit www.mrcy.com, or follow us on Twitter.
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including Twitter (twitter.com/mrcy and twitter.com/mrcy_CEO) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
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Mercury Reports First Quarter Fiscal 2023 Results, Page 8

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the products and services described herein and to business performance in fiscal 2023 and beyond, including our projections for revenue, organic growth, bookings growth, and adjusted EBITDA, our expectations regarding the size of our addressable market, and our plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, inflation, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components such as semiconductors, production delays or unanticipated expenses including due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions, restructurings and value creation initiatives such as 1MPACT, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, such as the deductibility of internal research and development, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 1, 2022. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990

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Mercury Reports First Quarter Fiscal 2023 Results, Page 9

Mercury Systems and Innovation That Matters are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2023 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 30,	July 1,
	2022	2022

Assets
Current assets:
Cash and cash equivalents	$51,981	$65,654
Accounts receivable, net	164,210	144,494
Unbilled receivables and costs in excess of billings	330,495	303,356
Inventory	287,578	270,339
Prepaid income taxes	9,743	7,503
Prepaid expenses and other current assets	34,798	23,906
Total current assets	878,805	815,252

Property and equipment, net	125,913	127,191
Goodwill	937,884	937,880
Intangible assets, net	336,968	351,538
Operating lease right-of-use assets, net	63,738	66,366
Other non-current assets	5,734	6,188
Total assets	$2,349,042	$2,304,415

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$106,645	$98,673
Accrued expenses	28,204	34,954
Accrued compensation	23,989	44,813
Deferred revenues and customer advances	23,168	15,487
Total current liabilities	182,006	193,927

Deferred income taxes	31,552	32,398
Income taxes payable	8,591	9,112
Long-term debt	511,500	451,500
Operating lease liabilities	67,261	69,888
Other non-current liabilities	9,202	10,405
Total liabilities	810,112	767,230

Shareholders’ equity:
Preferred stock	—	—
Common stock	562	557
Additional paid-in capital	1,156,501	1,145,323
Retained earnings	371,439	385,774
Accumulated other comprehensive income	10,428	5,531
Total shareholders’ equity	1,538,930	1,537,185
Total liabilities and shareholders’ equity	$2,349,042	$2,304,415
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Mercury Reports First Quarter Fiscal 2023 Results, Page 11

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	First Quarters Ended
	September 30, 2022	October 1, 2021
Net revenues	$227,579	$225,013
Cost of revenues(1)	149,484	136,604
Gross margin	78,095	88,409

Operating expenses:
Selling, general and administrative(1)	38,943	36,956
Research and development(1)	27,766	28,882
Amortization of intangible assets	14,574	13,734
Restructuring and other charges	1,508	12,274
Acquisition costs and other related expenses	2,498	2,138
Total operating expenses	85,289	93,984

Loss from operations	(7,194)	(5,575)

Interest income	29	9
Interest expense	(4,547)	(595)
Other expense, net	(3,645)	(1,420)

Loss before income taxes	(15,357)	(7,581)
Income tax benefit	(1,022)	(441)
Net loss	$(14,335)	$(7,140)

Basic net loss per share	$(0.26)	$(0.13)

Diluted net loss per share	$(0.26)	$(0.13)

Weighted-average shares outstanding:
Basic	55,931	55,376
Diluted	55,931	55,376

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$799	$559
Selling, general and administrative	$4,878	$7,561
Research and development	$1,572	$1,407

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Mercury Reports First Quarter Fiscal 2023 Results, Page 12

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	First Quarters Ended
	September 30, 2022	October 1, 2021
Cash flows from operating activities:
Net loss	$(14,335)	$(7,140)
Depreciation and amortization	23,701	21,490
Other non-cash items, net	8,814	5,804
Cash settlement for termination of interest rate swap	5,995	—
Changes in operating assets and liabilities	(90,214)	(22,160)

Net cash used in operating activities	(66,039)	(2,006)

Cash flows from investing activities:
Purchases of property and equipment	(7,328)	(5,377)
Other investing activities	50	(3,237)

Net cash used in investing activities	(7,278)	(8,614)

Cash flows from financing activities:
Borrowings under credit facilities	60,000	—
Payments for retirement of common stock	(63)	(7,316)

Net cash provided by (used in) financing activities	59,937	(7,316)

Effect of exchange rate changes on cash and cash equivalents	(293)	(99)

Net decrease in cash and cash equivalents	(13,673)	(18,035)

Cash and cash equivalents at beginning of period	65,654	113,839

Cash and cash equivalents at end of period	$51,981	$95,804

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Mercury Reports First Quarter Fiscal 2023 Results, Page 13

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of the Company’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangible assets primarily as a result of acquired intangible assets such as backlog, customer relationships and completed technologies but also due to licenses, patents and other arrangements. These intangible assets are valued at the time of acquisition or upon receipt of right to use the asset, amortized over the requisite life and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

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Mercury Reports First Quarter Fiscal 2023 Results, Page 14

Acquisition, financing and other third party costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. The Company may also incur third-party costs, such as legal, banking, communications, proxy solicitation, and other third party advisory fees in connection with engagements by activist investors or unsolicited acquisition offers. Although the Company may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility as well as non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although the Company may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company’s business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

COVID related expenses. The Company incurred costs associated with the COVID pandemic. These costs relate primarily to enhanced compensation and benefits for employees as well as incremental supplies and services to support social distancing and mitigate the spread of COVID. These costs include expanded sick pay related to COVID, overtime, the Mercury Employee COVID Relief Fund, meals and other compensation-related expenses as well as ongoing testing for onsite employees. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses and matching contributions to its defined contribution plan. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining a portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various
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Mercury Reports First Quarter Fiscal 2023 Results, Page 15

initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	September 30, 2022	October 1, 2021
Net loss	$(14,335)	$(7,140)
Other non-operating adjustments, net	1,797	417
Interest expense, net	4,518	586
Income tax benefit	(1,022)	(441)
Depreciation	9,127	7,756
Amortization of intangible assets	14,574	13,734
Restructuring and other charges	1,508	12,274
Impairment of long-lived assets	—	—
Acquisition, financing and other third party costs	2,864	2,633
Fair value adjustments from purchase accounting	(176)	(1,661)
Litigation and settlement expense, net	1,305	376
COVID related expenses	61	183
Stock-based and other non-cash compensation expense	10,940	9,573
Adjusted EBITDA	$31,161	$38,290

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Mercury Reports First Quarter Fiscal 2023 Results, Page 16

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	September 30, 2022	October 1, 2021
Net cash used in operating activities	$(66,039)	$(2,006)
Purchases of property and equipment	(7,328)	(5,377)
Free cash flow	$(73,367)	$(7,383)

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2023 Results, Page 17

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with its peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	First Quarters Ended
	September 30, 2022		October 1, 2021
Net loss and loss per share	$(14,335)	$(0.26)	$(7,140)	$(0.13)
Other non-operating adjustments, net	1,797		417
Amortization of intangible assets	14,574		13,734
Restructuring and other charges	1,508		12,274
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	2,864		2,633
Fair value adjustments from purchase accounting	(176)		(1,661)
Litigation and settlement expense, net	1,305		376
COVID related expenses	61		183
Stock-based and other non-cash compensation expense	10,940		9,573
Impact to income taxes(1)	(5,191)		(7,829)
Adjusted income and adjusted earnings per share(2)	$13,347	$0.24	$22,560	$0.41

Diluted weighted-average shares outstanding		56,347		55,613

(1) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.
(2) Adjusted earnings per share for the first quarter ended September 30, 2022 includes an impact of $0.01 resulting from the increase in diluted shares used relative to basic shares used in the calculation of Net loss per share.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2023 Results, Page 18

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of the Company’s business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	September 30, 2022	October 1, 2021
Organic revenue	$215,781	$225,013
Acquired revenue	11,798	—
Net revenues	$227,579	$225,013

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2023 Results, Page 19

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending December 30, 2022
Fiscal Year Ending June 30, 2023
(In thousands)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Second Quarter Ending		Fiscal Year Ending
	December 30, 2022(1)		June 30, 2023(1)
	Range
	Low	High	Low	High
GAAP expectation -- Net (loss) income	$(10,300)	$(6,200)	$14,800	$24,700

Adjust for:
Other non-operating adjustments, net	—	—	1,800	1,800
Interest expense, net	6,400	6,400	24,400	24,400
Income tax provision	200	100	3,700	6,200
Depreciation	9,400	9,400	38,600	38,600
Amortization of intangible assets	13,600	13,600	53,500	53,500
Restructuring and other charges	600	600	2,400	2,400
Impairment of long-lived assets	—	—	—	—
Acquisition, financing and other third party costs	1,200	1,200	5,100	5,100
Fair value adjustments from purchase accounting	200	200	400	400
Litigation and settlement expense, net	300	300	1,300	1,300
COVID related expenses	—	—	—	—
Stock-based and other non-cash compensation expense	16,400	16,400	56,600	56,600
Adjusted EBITDA expectation	$38,000	$42,000	$202,500	$215,000

(1) Rounded amounts used.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2023 Results, Page 20

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending December 30, 2022
Fiscal Year Ending June 30, 2023
(In thousands, except per share data)

The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(2). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Second Quarter Ending December 30, 2022(1)
	Range
	Low		High
GAAP expectation -- Net loss and loss per share	$(10,300)	$(0.18)	$(6,200)	$(0.11)
Other non-operating adjustments, net	—		—
Amortization of intangible assets	13,600		13,600
Restructuring and other charges	600		600
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	1,200		1,200
Fair value adjustments from purchase accounting	200		200
Litigation and settlement expense (income), net	300		300
COVID related expenses	—		—
Stock-based and other non-cash compensation expense	16,400		16,400
Impact to income taxes(2)	(4,600)		(5,500)
Adjusted income and adjusted earnings per share expectation	$17,400	$0.31	$20,600	$0.36

Diluted weighted-average shares outstanding expectation		56,400		56,400

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports First Quarter Fiscal 2023 Results, Page 21

	Fiscal Year Ending June 30, 2023(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$14,800	$0.26	$24,700	$0.44
Other non-operating adjustments, net	1,800		1,800
Amortization of intangible assets	53,500		53,500
Restructuring and other charges	2,400		2,400
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	5,100		5,100
Fair value adjustments from purchase accounting	400		400
Litigation and settlement expense, net	1,300		1,300
COVID related expenses	—		—
Stock-based and other non-cash compensation expense	56,600		56,600
Impact to income taxes(2)	(26,600)		(26,800)
Adjusted income and adjusted earnings per share expectation	$109,300	$1.93	$119,000	$2.10

Diluted weighted-average shares outstanding expectation		56,600		56,600

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY